Exhibit 10.2

PLAYAGS, INC.
Omnibus Incentive Plan
DIRECTOR STOCK AWARD AGREEMENT
THIS DIRECTOR STOCK AWARD AGREEMENT (this “Agreement”), is entered into as of [____], 2018 (the “Date of Grant”), by and between PlayAGS, Inc., a Nevada corporation (the “Company”), and [________] (the “Participant”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the PlayAGS, Inc. Omnibus Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).
WHEREAS, the Company has adopted the Plan, pursuant to which shares of Common Stock may be granted (“Shares”); and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Shares.

(a)Grant. The Company hereby grants to the Participant a total number of [________]Shares, on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The Shares shall vest in accordance with Section 2.

(b)Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.	Vesting. The Shares shall be one hundred percent (100%) vested as of the Date of Grant.

3.Issuance. The Shares shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof in book-entry form.

4.Rights as a Stockholder. The Participant shall be the record owner of the Shares, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Shares..

5.	Compliance with Legal Requirements.

(a)Generally. The granting of the Shares, and any other obligations of the Company under this Agreement shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement. Without limiting the generality of the foregoing, the Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

(b)Tax Withholding. The Participant shall be required to pay to the Company in cash (by check or wire transfer) such amount as the Company determines that it is required to withhold under applicable U.S. federal, state or local and non-U.S. tax laws in respect of the Shares, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Common Stock, other securities or other property deliverable under the Shares, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of the Shares, and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes, if applicable; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 14(d) of the Plan. The Company may (but is not obligated to) require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock with a Fair Market Value equal to such withholding liability. If the Date of Grant occurs during a blackout period under the Company’s insider trading policy, the Company in its discretion may (but shall not be obligated to) arrange for the sale of a number of shares of Common Stock to be delivered to the Participant to satisfy the applicable withholding obligations. Such shares of Common Stock shall be sold on behalf of the Participant through the Company’s transfer agent on the facilities of the NYSE or through the facilities of any other exchange on which the Common Stock is listed at the time of such sale. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to Participant.

6.Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the Shares if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or otherwise providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or any violation of any non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate (after giving effect to any applicable cure period set forth therein), as determined by the Committee. In such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting of the Shares or the sale or other transfer of the Shares, and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the Shares for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall promptly repay any such excess amount to the Company. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Shares shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

7.	Restrictive Covenants.

(a)The Participant acknowledges that he or she remains bound by the provisions of any non-competition, non-solicitation, non-disclosure, confidentiality, intellectual property and similar restrictive covenant agreement between the Participant and the Company or any of its affiliates.

(b)The Participant shall not, whether in writing or orally, malign, denigrate or disparage the Company, its Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners or members of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light, provided that nothing herein shall or shall be deemed to prevent or impair the Participant from testifying, to the extent that he or she reasonably believes such testimony to be true, in any legal or administrative proceeding if such testimony is compelled or requested (or from otherwise complying with legal requirements), from conferring with the Participant’s legal counsel or from disclosing information to a governmental agency to the extent necessary to permit the Participant to pursue lawful claims against the Company.

(c)In the event that the Participant violates any of the covenants referred to in this Section 9, in addition to any other remedy that may be available at law or in equity, the Shares shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

8.	Miscellaneous.

(a)Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address (including work e-mail address, while employed or otherwise providing services to the Company or any of its Affiliates) indicated by the Company’s records, or if to the Company, to the attention of the General Counsel and to the Head of Human Resources at the Company’s principal executive office.

(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee or consultant of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(e)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(f)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(g)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 or 13 of the Plan.

(h)Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Nevada.

(i)Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the Shares shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Las Vegas, Nevada, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii)Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(i)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(k)Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(l)Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Director Stock Award Agreement has been executed by the Company and the Participant as of the day first written above.

PLAYAGS, INC.

By:___________________________________
Name:
Title:

PARTICIPANT

______________________________________
[Insert Name]